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Exhibit 10.3.8.3

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT
BY AND AMONG
WESTAFF SUPPORT, INC., WESTAFF, INC., AND DWIGHT S. PEDERSEN

        The Employment Agreement effective as of January 14, 2002 by and among Westaff Support, Inc. (the "Company"), Westaff, Inc. ("Westaff"), and Dwight S. Pedersen (the "Executive") is hereby amended as follows effective June 30, 2003:

1.
The first sentence of Section 2.(c) is hereby deleted and replaced with the following sentence:

  "The Executive's employment commenced on January 14, 2002, and his employment shall be of indefinite duration, subject to termination under Section 4 of this Agreement."

2.
The second sentence of Section 3.(a) is hereby deleted and replaced with the following sentence:

  "The current annual Base Salary to be paid Executive shall be Three Hundred Twenty Thousand Dollars ($320,000), less withholdings required by law and agreed upon deductions, if any."

3.
Section 4.(a) is hereby deleted in its entirety and replaced with the following:

  "(a)    Definition of Cause. For purposes of this Agreement, termination for Cause is defined in Exhibit 1 which is attached hereto and incorporated by reference herein."

4.
Section 4.(b) is hereby deleted in its entirety and replaced with the following:

  "(b) Termination by Employer Not For Cause. At any time, the Company or Westaff may terminate the Executive's employment for any reason, without Cause, by providing the Executive termination pay equivalent to six (6) months of his then current Base Salary payable in the form of a single lump sum payment. If the Executive's employment is terminated without Cause, the Company shall also pay Executive his earned but unpaid Base Salary, accrued vacation pay through the date of termination, and his earned but unpaid annual incentive pay, if any.

  Should the Executive's employment be terminated due to or in anticipation of a Change in Control, as defined in Exhibit 1 which is attached hereto and incorporated by reference herein, and the Executive has not been offered a position similar in responsibility, skill requirements and work schedule as his current position, and a position for which the salary offered would require no more than a 10% reduction in Executive's then current pay, but not less than $320,000, and a position that does not require him to travel more than 30 miles from his current primary place of work, he is eligible to receive transition compensation. The Executive shall be eligible for transition compensation for up to one-year following a Change in Control in the form of a single lump sum cash payment equivalent to twelve (12) months of his then current Base Salary, his earned but unpaid Base Salary, accrued vacation pay through the date of termination, and his earned but unpaid annual incentive pay, less appropriate withholdings, provided that he is an active regular employee or on an approved leave of absence of no more than six (6) months in the twelve (12) month period prior to the time of position elimination or restructuring, he has not voluntarily terminated employment prior to the elimination of his position, and he has not been dismissed for Cause or Performance-related Issues. The Executive shall not be entitled to receive the six (6) months termination pay referred to above or any other severance pay or pay in lieu of notice in addition to the transition compensation. All of the foregoing payments shall be less withholdings required by law and agreed upon deductions, if any."

  All other terms and conditions of the above-referenced Employment Agreement shall remain in full force and effect unless otherwise amended herein.

EXECUTIVE:
/s/ DWIGHT S. PEDERSEN Dwight S. Pedersen
COMPANY: WESTAFF SUPPORT, INC.
By:	/s/ W. ROBERT STOVER W. Robert Stover
Title:	Chairman of the Board
WESTAFF: WESTAFF, INC.
By:	/s/ W. ROBERT STOVER W. Robert Stover
Title:	Chairman of the Board

EXHIBIT 1
TO
EMPLOYMENT AGREEMENT
BY AND AMONG
WESTAFF SUPPORT, INC., WESTAFF, INC., AND DWIGHT S. PEDERSEN

1.
"Cause" or "Performance- related issues" means the Executive:

(i)
acts in bad faith, or in breach of trust, to the detriment of the Company or Westaff;

(ii)
refuses or fails intentionally to act in a way that constitutes a material violation of any policy of the Company or Westaff or any specific direction or order reasonably assigned in writing by the Board of Westaff or the Company;

(iii)
exhibits, in regard to his employment, unfitness or unavailability for service, unsatisfactory performance of the duties required of his employment provided that Westaff or the Company has given the Executive written notice of his unsatisfactory performance and the action required on his part to make such performance satisfactory and he has not improved his performance to a satisfactory level;

(iv)
exhibits habitual or willful misconduct in the performance of duties;

(v)
is convicted of a crime involving dishonesty; or

(vi)
breaches any material term of this agreement.

2.
"Change of Control" is defined as (i) the sale, lease or disposition of substantially all of the assets of Company, its parent, Westaff (USA), Inc. ("the Parent"), and Westaff, (ii) any consolidation or merger of the Company, the Parent, and Westaff with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company, the Parent and Westaff immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's the Parent's and Westaff's voting power immediately after such consolidation, merger or reorganization, or (iii) any transaction or series of related transactions to which, the Company, the Parent, and Westaff is a party in which in excess of fifty percent (50%) of the Company's, the Parent's and Westaff's voting power is transferred.

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  Exhibit 10.3.8.3
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT BY AND AMONG WESTAFF SUPPORT, INC., WESTAFF, INC., AND DWIGHT S. PEDERSEN
EXHIBIT 1 TO EMPLOYMENT AGREEMENT BY AND AMONG WESTAFF SUPPORT, INC., WESTAFF, INC., AND DWIGHT S. PEDERSEN